Exhibit 99.1

News

Contacts:

Media

Candace Steele

610-727-6231 (work)

443-326-0077 (cell)

csteele@cephalon.com

Investors

Robert (Chip) Merritt

610-738-6376

cmerritt@cephalon.com

For Immediate Release

Cephalon Announces FDA Advisory Committee Recommendation Against
Approval of an Expanded Label for FENTORA

Cephalon to Hold Conference Call with Investors

Today at 5:30 p.m. EDT

Frazer, PA – May 6, 2008 – Cephalon, Inc. (Nasdaq: CEPH) announced today that a Joint Advisory Committee to the U.S. Food and Drug Administration (FDA) voted not to recommend approval of an expanded label for FENTORA® (fentanyl buccal tablet) [C-II]  for the management of breakthrough pain in opioid-tolerant patients with chronic pain conditions.  The panel expressed concerns about minimizing risks potentially associated with an expanded indication of FENTORA.  During the meeting, the company presented a comprehensive and novel Risk Minimization Action Plan (RiskMAP) to address these risks.

FDA action on the FENTORA supplemental new drug application (sNDA) is expected by September 13, 2008.  FENTORA is currently indicated for the management of breakthrough pain in opioid-tolerant patients with cancer.

“We are disappointed with the recommendation of the Advisory Committee,” said Dr. Lesley Russell, Executive Vice President, Worldwide Medical and Regulatory Operations at Cephalon.  “We will work with the FDA over the next few months to determine future steps including any additional risk minimization strategies that could potentially address the panel’s  concerns in this broader patient population.”

(more)

SOURCE:  Cephalon, Inc. • 41 Moores Road • Frazer, PA  19355 • (610) 344-0200 • Fax (610) 344-0981

The recommendation of the Joint Advisory Committee for Anesthetic and Life Support Drugs and the Advisory Committee for Drug Safety and Risk Management was based upon data presented by Cephalon from three randomized clinical trials and one 18-month open-label safety study with a total of 941 patients.  The Joint Advisory Committee also considered proposed enhancements to the FENTORA RiskMAP that are designed to assure appropriate patient selection and to mitigate the risks of overdose, abuse, and diversion.

The FDA considers the Committee’s recommendation in its review of the sNDA for FENTORA, which was submitted by Cephalon in November 2007.  The FDA is not required to follow the Committee’s guidance, but the agency does take this advice into consideration when reviewing a proposed label expansion.

Conference Call for Investors

Cephalon management will discuss the FDA Advisory Committee proceedings with investors during a conference call beginning at 5:30 p.m. EDT today.  To participate in the conference call, dial 1-913-312-0407 and refer to conference call ID number 2046179.  Individual investors are encouraged to log onto the investor relations section of http://www.cephalon.com and click on the webcast to access the live call.

PHYSICIANS AND OTHER HEALTHCARE PROVIDERS MUST BECOME FAMILIAR WITH THE IMPORTANT WARNINGS IN THIS LABEL.

Reports of serious adverse events, including deaths in patients treated with FENTORA have been reported.  Deaths occurred as a result of improper patient selection (e.g., use in opioid non-tolerant patients) and/or improper dosing.  The substitution of FENTORA for any other fentanyl product may result in fatal overdose.

FENTORA is indicated only for the management of breakthrough pain in patients with cancer who are already receiving and who are tolerant to around-the-clock opioid therapy for their underlying persistent cancer pain. Patients considered opioid tolerant are those who are taking around-the-clock medicine consisting of at least 60 mg of oral morphine daily, at least 25 mcg of transdermal fentanyl/hour, at least 30 mg of oxycodone daily, at least 8 mg of oral hydromorphone daily, or an equianalgesic dose of another opioid daily for a week or longer.

FENTORA is not indicated for use in opioid non-tolerant patients including those with only as needed (PRN) prior exposure.

FENTORA is contraindicated in the management of acute or postoperative pain including headache/migraine.  Life-threatening respiratory depression could occur at any dose in opioid non-tolerant patients. Deaths have occurred in opioid non-tolerant patients.

When prescribing, do not convert patients on a mcg per mcg basis from ACTIQ to FENTORA.  Carefully consult the Initial Dosing Recommendations table.  (See DOSAGE AND ADMINISTRATION, Table 7.)

When dispensing, do not substitute a FENTORA prescription for other fentanyl products.  Substantial differences exist in the pharmacokinetic profile of FENTORA compared to other fentanyl products that result in clinically important differences in the extent of absorption of fentanyl.  As a result of these differences, the substitution of FENTORA for any other fentanyl product may result in fatal overdose.

Special care must be used when dosing FENTORA.  If the breakthrough pain episode is not relieved after 30 minutes, patients may take ONLY one additional dose using the same strength and must wait at least 4 hours before taking another dose.(See DOSAGE AND ADMINISTRATION.)

FENTORA contains fentanyl, an opioid agonist and a Schedule II controlled substance, with an abuse liability similar to other opioid analgesics. FENTORA can be abused in a manner similar to other opioid agonists, legal or illicit. This should be considered when prescribing or dispensing FENTORA in situations where the physician or pharmacist is concerned about an increased risk of misuse, abuse or diversion. Schedule II opioid substances which include morphine, oxycodone, hydromorphone, oxymorphone, and methadone have the highest potential for abuse and risk of fatal overdose due to respiratory depression.

The concomitant use of FENTORA with strong and moderate cytochrome P450 3A4 inhibitors may result in an increase in fentanyl plasma concentrations, and may cause potentially fatal respiratory depression.

Carefully consult the Initial Dosing Recommendations table.  (See DOSAGE AND ADMINISTRATION, Table 7.)

When dispensing, do not substitute a FENTORA prescription for other fentanyl products.  Substantial differences exist in the pharmacokinetic profile of FENTORA compared to other fentanyl products that result in clinically important differences in the extent of absorption of fentanyl.  As a result of these differences, the substitution of FENTORA for any other fentanyl product may result in fatal overdose.

Special care must be used when dosing FENTORA.  If the breakthrough pain episode is not relieved after 30 minutes, patients may take ONLY one additional dose using the same strength and must wait at least 4 hours before taking another dose.(See DOSAGE AND ADMINISTRATION.)

For full prescribing information, including black box warning, visit www.fentora.com, or call Cephalon Medical Services at
1-800-896-5855.

Cephalon, Inc.

Founded in 1987, Cephalon, Inc. is an international biopharmaceutical company dedicated to the discovery, development and commercialization of innovative products in four core therapeutic areas: central nervous system, pain, oncology and addiction.  A member of the Fortune 1000, Cephalon currently employs approximately 3,000 people in the United States and Europe.  U.S. sites include the company’s headquarters in Frazer, Pennsylvania, and offices, laboratories or manufacturing facilities in West Chester, Pennsylvania, Salt Lake City, Utah, and suburban Minneapolis, Minnesota.  The company’s European headquarters are located in Maisons-Alfort, France.

The company’s proprietary products in the United States include: TREANDA® (bendamustine hydrochloride) for Injection, AMRIX® (cyclobenzaprine hydrochloride extended-release capsules), PROVIGIL® (modafinil) Tablets [C-IV], FENTORA, TRISENOX® (arsenic trioxide) injection, VIVITROL® (naltrexone for extended-release injectable suspension), GABITRIL® (tiagabine hydrochloride), NUVIGIL™ (armodafinil) Tablets [C-IV] and ACTIQ® (oral transmucosal fentanyl citrate) [C-II].  The company also markets numerous products internationally.  Full prescribing information on its U.S. products is available at http://www.cephalon.com or by calling 1-800-896-5855.

In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Cephalon’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs; development of potential pharmaceutical products; interpretation of clinical results, including the results of the FENTORA clinical trials; prospects for final regulatory approval of FENTORA, including the impact of the advisory committee’s recommendation on the FDA’s decision whether to approve the sNDA for FENTORA; manufacturing development and capabilities; market prospects for its products, particularly with respect to FENTORA sales and earnings guidance; and other statements regarding matters that are not historical facts.

You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Cephalon’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties facing Cephalon such as those set forth in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Cephalon does not intend to update publicly any forward-looking statement, except as required by law. The Private Securities Litigation Reform Act of 1995 permits this discussion.

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